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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Associates Corporation of North America on Form S-3 (File No. 333-62861) of our report dated January 19, 1999, on our audits of the consolidated financial statements of Associates Corporation of North America and Subsidiaries as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.

                                            /s/PRICEWATERHOUSECOOPERS LLP

                                            PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
March 2, 1999